PACIFIC NORTH WEST

CAPITAL CORP.

Request for Interim Financial Statements

In accordance with National Instrument 54-101 of the Canadian Securities Administrators, registered and beneficial shareholders of the subject Company may elect annually to receive interim corporate mailings, including interim financial statements of the Company, if they so request.  If you wish to receive such mailings, please complete and return this form to:

Pacific North West Capital Corp.

2303 West 41st Avenue

Vancouver, BC  V6M 2A3

facsimile:  604-685-6550

NAME:

_____________________________________________________________

ADDRESS:

_____________________________________________________________

_____________________________________________________________

POSTAL CODE:

___________________________

TELEPHONE:

FACSIMILE:

EMAIL:

I confirm that I am an owner of common shares of the Company.

SIGNATURE OF

SHAREHOLDER:

______________________________________DATE:____________

CUSIP:    694 916 107